New York State Department of State
Division of Corporations, State Records and Uniform Commercial Code
One Commerce Plaza, 99 Washington Avenue
Albany, NY 12231
www.dos.state.ny.us

CERTIFICATE OF CHANGE
OF
Harris & Harris Group, Inc.

(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

FIRST: The name of the corporation is:
Harris & Harris Group, Inc.

If the name of the corporation has been changed, the name under which it was formed is:
Sovereign Thoroughbreeders, Inc.

SECOND: The certificate of incorporation was filed by the Department of State on:
August 19, 1981

THIRD: The change(s) effected hereby are: (Check appropriate statement(s))

☐	The county location, within this state, in which the office of the corporation is located, is changed to: _____________________________.

☒	The address to which the Secretary of State shall forward copies of process accepted on behalf of the corporation is changed to read in its entirety as follows:

Harris & Harris Group, Inc.
1450 Broadway, 24th Floor
New York, N.Y. 10018
Attention: General Counsel
______________________________________________________________________________________________________.

☐	The corporation hereby: (Check one)

☐	Designates _________________________________________________________________________________________
as its registered agent upon whom process against the corporation may be served. The street address of the registered agent is:

___________________________________________________________________________________________________
☐	Changes the designation of its registered agent to:

___________________________________________________________________________________________________
The street address of the registered agent is:

___________________________________________________________________________________________________.

☐	Changes the address of its registered agent to:

___________________________________________________________________________________________________.

☐	Revokes the authority of its registered agent.

FOURTH: The change was authorized by the board of directors.

/s/ Sandra M. Forman	Sandra M. Forman
(Signature)	(Name of Signer)

Corporate Secretary
(Title of Signer)

CERTIFICATE OF CHANGE
OF

Harris & Harris Group, Inc.

{Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

Filer’s Name   Harris & Harris Group, Inc.

Address   1450 Broadway, 24th Floor

City, State and Zip Code   New York, N.Y. 10018

NOTE: This form was prepared by the New York State Department of State. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $30 filing fee.

For Office Use Only